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                                                                    EXHIBIT 21.2


                  LIST OF SUBSIDIARIES OF CELLSTAR CORPORATION
                  --------------------------------------------
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NAME OF SUBSIDIARY                       INCORPORATION                    TRADENAMES USED
------------------                       -------------                    ---------------

National Auto Center, Inc.                  Texas                      National Auto Cellular

                                                                            PC Cellular
                                                                              TelStar
                                                                        Communication Center
                                                                              CellStar
                                                                        Cellular Accessories
                                                                               CMart

CellStar Air Services, Inc.               Delaware                              None

NAC Holdings, Inc.                         Nevada                               None

CellStar Fulfillment, Inc.                Delaware                              None

CellStar International
 Corporation/Asia                         Delaware                              None

CellStar International
 Corporation/S.A.                         Delaware                              None

Audiomex Export Corporation               Delaware                              None

CellStar Ltd.                     Texas Limited Partnership            National Auto Cellular
                                                                            PC Cellular
                                                                        Communication Center
                                                                              CellStar
                                                                             interACT/CS
                                                              Pacific Bell Mobile Services Fulfullment

CellStar Fulfillment, Ltd.        Texas Limited Partnership                     None

A & S Air Service, Inc.                   Delaware                              None

CellStar West, Inc.                       Delaware                              None

CellStar (Asia) Corporation LTD           Hong Kong                             None

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                                        JURISDICTION OF
NAME OF SUBSIDIARY                       INCORPORATION                    TRADENAMES USED
------------------                       -------------                    ---------------
CellStar Pacific PTE LTD                   Singapore                            None

CellStar Singapore PTE LTD                 Singapore                            None

CellStar S.A.                              Argentina                          Servicell

CellStar International
 Telefonia Celular, Ltda.                   Brazil                        Cellular Express

CellStar Celular Chile S.A.                 Chile                             Servicell

CellStar Celular S.A.                     Venezuela                             None

CellStar Industria da
 Telefonia da Amazonia LTD                  Brazil                              None

CellStar de Colombia, Ltda.                Colombia                       Cellular Express
                                                                              Servicell

CellStar Ecuador S.A.                      Ecuador                              None

CellStar (UK) Limited                  United Kingdom                           None

Celular Express S.A. de C.V.               Mexico                               None

Celular Express
 Management S.A. de C.V.                   Mexico                               None

CellStar Philippines, Inc.              Philippines                             None

CellStar Amtel Sdn Bhd.                   Malaysia                              None

CellStar (Taiwan) Co., Ltd.                Taiwan                               None

CellStar Telecommunication
 Service Company                         Hong Kong                              None

Shanghai CellStar International
 Trading Company, LTD                      China                                None

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